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                                 EXHIBIT 10-C

              [LETTERHEAD OF AMSOUTH BANCORPORATION APPEARS HERE]

March 24, 1995

Ms. Kristen M. Hudak
940 Andora Avenue
Coral Gables, FL 33146

Dear Kristen:

In consideration for your acceptance of the position of Senior Executive Vice President and Chief Financial Officer of AmSouth Bancorporation and AmSouth Bank of Alabama ("AmSouth"), AmSouth hereby agrees as follows:

If AmSouth terminates your employment without Cause (as defined below) within two years of your first day of employment by AmSouth, AmSouth will pay you a lump sum payment equal to two times the sum of (i) your base salary for the year in which your employment with AmSouth is terminated, and (ii) your base bonus opportunity under the Executive Incentive Plan for the year in which your employment terminated.

Termination for "Cause" shall mean termination for any of the following reasons:
(a) your willful and continued refusal substantially to perform your duties with AmSouth (other than a refusal resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to you by the Chief Executive Officer or Chief Operating Officer of AmSouth, (b) your conviction of a crime involving dishonesty which was committeed during your employment with AmSouth, or (c) your removal or suspension by any bank supervisory authority pursuant to federal or state law.

Nothing in this letter is intended to constitute a contract of employment or to prevent AmSouth from terminating your employment at any time.

Please sign below and return to me.

Sincerely,

/s/ David B. Edmonds                       /s/ C. Dowd Ritter
-----------------------------              ------------------------------------
David B. Edmonds                           C. Dowd Ritter
Executive Vice President                   President and Chief Operating Officer
Human Resources Director                   AmSouth Bancorporation and
AmSouth Bancorporation and                 AmSouth Bank of Alabama
AmSouth Bank of Alabama


DBE/saa


I hereby agree to the terms outlined in this letter.

                                          /s/ Kristen M. Hudak
                                          -------------------------------------
                                          Kristen M. Hudak